EXHIBIT 23.1




The Board of Directors
Citizens Utilities Company:

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                         /s/ KPMG Peat Marwick LLP
                                         -------------------------

New York, New York
November 29, 1995







                                                                EXHIBIT 23.2


                        ARTHUR ANDERSEN LLP

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the use of our reports and to all refernces to our Firm included in or made a part of Amendment No. 1 to the Form S-3 registration statement for Citizens Utilities Company and Citizens Utilities Trust.

                                               /s/ Arthur Andersen LLP
                                               -----------------------

Dallas, Texas
November 29, 1995